EXHIBIT 10.6

                            PLEDGE AGREEMENT
                            ----------------

     This Pledge Agreement (the "Agreement") dated this 12 day of March, 1997 by IntraTel Acquisition Company, Inc., a Delaware corporation hereinafter referred to as the "Pledgor"), in favor of David Kanstoroom and David Spezza (collectively referred to hereinafter as the "Pledgee").

     WHEREAS, as of even date herewith, the parties have entered into that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), whereby Pledgee has agreed to sell a total of 365,694 shares of common stock of Intelicom Corporation to the Pledgor in exchange for cash, two promissory notes in the face amount of $550,000 each (the "Promissory Notes") and certain other contingent consideration;

     WHEREAS, pursuant to the Stock Purchase Agreement, Pledgor has agreed to grant to Pledgee a perfected first priority security interest in the Collateral described herein; and

     WHEREAS, the parties hereto desire to set forth herein the terms and conditions of their understandings and agreements

     NOW, THEREFORE, in consideration of the premises and the agreements herein, the Pledgor and Pledgee agree as follows:

     1. THE PLEDGE. Pledgor, for valuable consideration and in order to secure the performance of Pledgor's obligations under the Promissory Notes of even date as well as Pledgor's obligations under that certain Stock Purchase Agreement between Pledgor and Pledgee of even date (but not the Contingent Consideration under such Stock Purchase Agreement) (the "Obligations"), does hereby pledge, transfer and deliver to Pledgee, and does hereby grant Pledgee a perfected first priority lien and security interest (the "Security Interest") in 365,694 shares of common stock of Intelicom Corporation, an SEC-registered Delaware corporation with principal offices located at 28050 U.S. Highway 19 North, Suite 202, Clearwater, Florida, 34621 ("Intelicom"), represented by Certificate Nos. ___ and ___ (the "Shares"), as well as any and all distributions with respect to the Shares and any proceeds, increases, substitutions, replacements, additions, and accessions thereof and thereto (together, with the Shares, the "Collateral"). The Shares, when delivered to Pledgee by Pledgor pursuant hereto, shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank. Pledgor agrees (a) that Pledgor will not sell, assign, pledge, give, transfer or otherwise dispose of the Collateral or any interest therein, or make any offer of attempt to do any of the foregoing; and (b) that Pledgee and any transfer agent for the Shares shall not be required to give effect to any purported transfer of any of the Shares except in compliance with the foregoing restrictions. Pledgor has not offered or sold any portion of the Shares and has no present intention of dividing such Shares with others or of reselling or otherwise disposing of any portion of such Shares.

     2. VOTING AGREEMENT WITH RESPECT TO SHARES. Pledgor hereby agrees that until the Obligations are satisfied in full and subject to Pledgee's written acknowledgment of same (which period shall be referred to hereinafter as the "Voting Term"), Pledgee shall have full power and authority to vote the Shares in any manner as Pledgee, in its sole and absolute discretion, chooses (without any duty whatsoever to Pledgor), and Pledgor shall have no voting rights whatsoever with respect to the Shares. A counterpart of this Agreement shall be deposited with Intelicom at its principal offices and shall be subject to the same rights of examination of any stockholder of Intelicom, in person or by agent or attorney, as are the books and records of Intelicom. At all meetings of the stockholders of Intelicom, or with regard to any action taken pursuant to consent, during the Voting Term, the Shares held or owned by Pledgee shall be voted upon by Pledgee in the manner designated by them. To the extent necessary for the enforcement hereof, this Agreement shall be deemed to provide Pledgee an irrevocable proxy for the Voting Term, which such proxy is expressly agreed between the parties hereto coupled with an interest as contemplated by applicable law. Any of the Shares subject to this Section 2 shall remain so subject, regardless of any conveyance thereof to any party, during the Voting Term, and any party proposing to transfer any of the Shares in a transaction which is not permitted shall secure a written agreement from the transferee that such party agrees to be bound by the teens of this
Section 2 in form and substance satisfactory to Pledgee. Pledgor shall not permit the voting of the Shares in contravention of the terms hereof.

     3. DEFAULT. The breach by Pledgor of any representation, warranty, term, covenant or condition of this Agreement, the Promissory Notes, the Stock Purchase Agreement or any other document comprising the "Purchase Consideration" (as defined in the Stock Purchase Agreement) shall be a default or event of default.

     4. REMEDIES UPON EVENT OF DEFAULT. If Pledgor is at any time in default under the Obligations, under this Agreement, or under any other indebtedness or agreement with Pledgee, or if Pledgor becomes insolvent or ceases doing business as a going concern, or if a receiver is appointed for Pledgor or its property, or if a petition or answer asking for an arrangement under the Bankruptcy Code (11 U.S.C. Section 101 ET. SEQ.) is approved, then, in any such event, Pledgee may declare the unpaid balance of the Promissory Notes to be due and payable forthwith. If any such event occurs, Pledgee and any subsequent holder shall have all the rights and remedies provided in this Agreement, in the Promissory Notes, in any other document comprising the Purchase Consideration and in the Uniform Commercial Code in force in the State of Florida at the date of this Agreement and any other remedies available at law or equity. To the extent permitted by law, any sale of Collateral by virtue of Pledgee's exercise of any such rights and remedies may be public or private, at such place and on such terms as Pledgee may deem best. Pledgor consents that Pledgee or the holder may purchase at any public sale. The net proceeds of sale, after deducting the expenses thereof, shall be applied to the payment of the above mentioned Promissory Notes and all protest fees, damages, interest, costs, expenses, attorneys' fees and charges incurred by Pledgee or the holder in the collection of the Promissory Notes or incident to the enforcement of payment of any of Pledgor's Obligations to Pledgee by any action or participation in, or in connection with, a case or proceeding under any chapter of the Bankruptcy Code, or any successor statute thereto. The surplus shall be applied to any other indebtedness owing by Pledgor to Pledgee or the holder, and any balance shall be payable to Pledgor. Pledgor will pay any deficiency forthwith.

     5. TERMINATION OF SECURITY INTEREST; RELEASE OF SHARES. Upon the performance in full of the Obligations, (a) the Security Interest shall automatically terminate and all rights to the Shares shall revert to Pledgor, and (b) Pledgee shall return the Shares to Pledgor. Upon any such termination of the Security Interest or release of Shares, Pledgee will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence the termination of the Security Interest or the release of the Shares, as the case may be.

     6. NOTICES. Any notice, request, instruction or other document to be given hereunder shall be in writing and, except as otherwise provided for herein, shall be delivered personally or sent by registered or certified mail as follows:

          If to Pledgee:

                    DAVID A. KANSTOROOM
                    28050 U.S. 19 North, Suite 202
                    Clearwater, Florida 34621

                    and

                    DAVID SPEZZA
                    28050 U.S. 19 North, Suite 202
                    Clearwater, Florida 34621

          If to Pledgor:

                    INTRATEL ACQUISITION COMPANY, INC.
                    The Oaks
                    227 Saint James Park
                    Osprey, Florida, 34229
                    ATTN: Robert E. Yaw II, Chairman

or to any subsequent address as to which the other party is advised in accordance with the foregoing.

     7. WAIVERS. Waiver by Pledgee of any default by Pledgor under this Agreement shall not constitute waiver of any other default, and no provision hereof shall be waived except in writing by Pledgee.

     8. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

               a. Pledgor has the unconditional right, power and authority to execute, pursue and complete this Agreement. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorized by all required corporate action, and this Agreement represents the legally valid and binding obligation of Pledgor and is enforceable against Pledgor in accordance with its terms.

               b. Pledgor is not insolvent (as such term is described in 11 U.S.C. Section 101(32)), nor will the performance of its obligations under this Agreement render Pledgor insolvent.

               c. the Pledgor's chief place of business and chief executive office, and the place where the Pledgor keeps its records concerning the Collateral is The Oaks, 227 Saint James Park, Osprey, Florida, 34229.

               d. the Pledgor owns the Collateral free and clear of any lien, security interest or other charge or encumbrance except for the security interest created by this Agreement, No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as may have been filed in favor of the Pledgee relating to this Agreement.

               e. the exercise by the Pledgee of its rights and remedies hereunder will not contravene any law or governmental regulation or any contractual restriction binding on or affecting the Pledgor or any of its properties and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

               f. no authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required either for the grant by the Pledgor of the security interest created hereby in the Collateral or for the exercise by Pledgee of its rights and remedies hereunder.

     9.   MISCELLANEOUS.

          (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No failure on the part of the Pledgee to exercise, and no delay in exercising, any right hereunder or under any other agreement between the parties shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The Pledgee's rights and remedies provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

          (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) This Agreement shall be binding on the Pledgor and its successors and permitted assigns and shall inure, together with all rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee and its successors, transferees and assigns. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Pledgee.

          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest created hereby, or remedies hereunder, in respect of the Collateral are governed by the laws of a jurisdiction other than the State of Florida; provided, however, that the voting agreement and irrevocable proxy contained in Section 2 hereof shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Pledgor and Pledgee have caused this Agreement to be executed as of the date first above written.

                              INTRATEL ACQUISITION COMPANY, INC.


                              By: /s/ ROBERT E. YAW
                                 ------------------------------
                              Name: Robert E. Yaw II
                              Title: Chairman of the Board


                              DAVID A. KANSTOROOM


                              /s/ DAVID A. KANSTOROOM
                              ---------------------------------
                              David A. Kanstoroom


                              DAVID SPEZZA


                              /s/ DAVID SPEZZA
                              ---------------------------------
                              David Spezza